Exhibit 99.1

CY Additional Employee Q&A

Employee Stock Purchase Plan (ESPP)

1.              What will happen to our Employee Stock Purchase Plan (ESPP)? Will the plan continue given the acquisition?

•                  The June 28, 2019 ESPP share purchase will occur as scheduled under the ESPP’s terms.  June 28, 2019 will be the final purchase and all participation in the ESPP will cease following completion of this purchase.  The ESPP program will end following the June 28, 2019 share purchase.

•                  If you are currently enrolled in the ESPP, you will participate in the June 28 purchase (unless you take action to withdraw from the purchase).  The June 28 purchase price will be calculated as 85% of the lower of the closing Cypress common stock price on January 2, 2019 or June 28, 2019.  Assuming our recent stock price trend continues, the June 28 discounted purchase price will be $10.9310 per share, which is 85% of the January 2, 2019 closing price of $12.86.

•                  If you are not currently enrolled in the ESPP it is too late to sign up.  If you are currently enrolled in the ESPP, it is too late to increase your contribution rate or purchase elections.  The most recent open enrollment period ended on December 30, 2018.  There will be no further enrollment opportunities for the ESPP because it will end following the June 28, 2019 share purchase.

•                  For current participants, your accumulated payroll contributions will be used to purchase whole-shares of Cypress common stock on June 28, 2019.  We expect purchased shares to be deposited into your E*TRADE account no later than July 2, 2019.  Any remaining contributions (i.e., contribution amounts that are insufficient to purchase a full share of Cypress common stock) will be refunded to you in the next available payroll period.

2.              Will the ESPP continue to be offered for the second half of the year?

•                  No, the ESPP will not be offered in the second half of the year. No new offering periods under the ESPP will start while the Cypress and Infineon transaction is pending.

•                  For employees who were enrolled in the ESPP prior to the June 2, 2019 merger announcement, your final purchase under the ESPP will be on June 28, 2019.

•                  The ESPP will terminate as of immediately prior to the effective time of the closing of the merger.

3.              Do employees need to sell their ESPP shares by a certain deadline?

•                  No, there is no deadline by which an employee needs to sell his or her ESPP shares.

•                  You may choose to hold your ESPP shares in your E*TRADE stock plan account or you may choose to sell them using the normal transaction process (subject to Cypress’s Insider Trading Policy and any trading blackout period then in effect).  If you continue to hold shares of Cypress common stock when the merger closes, those shares of Cypress common stock will be automatically cancelled and you will have the right to receive the merger consideration of $23.85 in cash per share, subject to any applicable withholding taxes.

Deferred Compensation

4.              How does the Infineon transaction affect my deferred compensation plan?

•                  The Cypress Deferred Compensation Plan will continue until further notice.

•                  We will keep you apprised of additional updates as they become available to us.

5.              Does Infineon have a deferred compensation plan for its employees? Will my plan transition to Infineon with me?

•                  The Cypress Deferred Compensation Plan will continue until further notice.

•                  We will keep you apprised of additional updates as they become available to us.

RSUs / Options / PSUs

6.              What will happen to my Cypress Restricted Stock Units (RSUs)? What about unvested RSUs and options?

•                  RSUs that vest prior to the merger closing will continue to be settled for shares of Cypress common stock deposited into your E*TRADE account, subject to tax withholding.  You can choose to hold such shares or to sell them (subject to Cypress’s Insider Trading Policy and any trading blackout period then in effect).  If you continue to hold shares of Cypress common stock when the merger closes, those shares of Cypress common stock will be automatically cancelled and you will have to receive the merger consideration of $23.85 in cash per share, subject to any applicable withholding taxes.

•                  With respect to unvested RSUs that were granted before the June 2, 2019 merger announcement, 50% of the RSUs that are outstanding on the merger closing date will accelerate, vest, be cancelled and be paid out in cash after the closing of the merger based on the merger consideration of $23.85 per share, subject to any applicable withholding taxes. The remaining 50% of the RSUs will convert at the closing of the merger into cash-settled awards. These awards will vest according to the original vesting schedule and will be payable at the $23.85 per share price, subject to any applicable withholding taxes and your continued employment through each vesting date, with “Double Trigger” severance protection (as explained below).

•                  Unvested RSUs that were granted after the June 2, 2019 merger announcement will not be eligible for the 50% acceleration at close.  These RSUs will convert into cash-settled awards and will vest over time at the same $23.85 per share price, subject to tax withholding, according to the original vesting schedule (and subject to your continued employment through each vesting date), with “Double Trigger” severance protection (as explained below).

•                  With respect to employee stock options, all stock options that are outstanding on the merger closing date (whether vested or unvested) will automatically be cancelled at the closing for a right to receive a cash payment equal to their in-the-money value based on the merger consideration of $23.85 per share, subject to tax withholding.

7.              Will the RSU vesting schedule between deal announcement and deal closure be affected?

•                  No.  RSUs will continue to vest as originally scheduled during the period from the June 2, 2019 merger announcement until the merger closing date (subject to your continued employment through each vesting date).

•                  As described above, RSUs that were granted before June 2, 2019 will be eligible for 50% acceleration upon the merger closing.  The 50% acceleration will be calculated based on the number of RSUs that remain unvested on the date of the closing of the merger.  Specifically, for each scheduled vesting date after the merger closing, 50% of the RSUs allocated to that date in your vesting schedule will accelerate to the date of the merger closing, and 50% will be converted into cash-settled awards subject to continued vesting.

•                  For the 50% of RSUs that convert into cash-settled awards, the awards will be subject to your original vesting schedule and your continued employment with Cypress/Infineon through the originally scheduled vesting date.  Upon vesting, those remaining RSUs will be settled for cash.  This means that on each vesting date after the merger closing you will receive $23.85 in cash for each remaining RSU that vests on such date (subject to applicable withholding taxes).  This is the same price per share that Cypress’s common stockholders will have a right receive from Infineon in the merger.

•                  In addition, the 50% of RSUs that convert into cash-settled awards will have certain severance protections after the merger closing in the event your employment terminates as part of a reduction in force or in certain other circumstances.  Specifically, such RSUs that convert into cash-settled awards (to the extent they remain unvested on your employment termination date) will accelerate in full to the date of termination if, after the merger closing, your employment is terminated by Cypress/Infineon without “cause,” or if you resign for “good reason,” (all as set forth in more detail in the merger agreement).

8.              How about the “Double Trigger” provision, how does this work?

•                  “Single-Trigger” and “Double-Trigger” are shorthand references for different types of acceleration rights that can apply in connection with a change of control.  The Cypress/Infineon merger agreement includes both types of acceleration for most employees as follows.

•                  “Single-Trigger” means that RSUs accelerate automatically upon the change of control (i.e., upon the merger closing).  All Cypress RSUs (excluding milestone-based RSUs) that were granted and outstanding at the time of our June 2, 2019 merger announcement qualify for 50% Single-Trigger protection, which means they accelerate 50% when the merger closes (applied to the number of RSUs that remain outstanding and unvested on the closing date).

•                  “Double-Trigger” means that, in addition to the merger closing, a second event needs to occur before the awards accelerate. The second trigger is a termination of employment in certain circumstances.  All Cypress RSUs granted prior to the merger closing and that are converted into cash-settled awards subject to continued vesting through your applicable vesting date after the merger closing will qualify for Double-Trigger protection under the merger agreement. This means that all such awards you hold (to the extent they remain unvested on any employment termination date) will accelerate in full if, after the merger closing, your employment is terminated by Cypress/Infineon without “cause,” or if you resign for “good reason,” (all as set forth in more detail in the merger agreement).

9.              Does the 50% acceleration clause at close apply to milestone-based RSUs and performance-based PSUs?

•                  No, milestone-based RSUs and performance-based PSUs (PARS and LTI grants) are not eligible for the 50% acceleration at close. These types of awards are uncommon. To the extent such awards are outstanding on the closing date of the merger, the milestones will generally cease to apply and the awards will convert into cash-settled awards at a vesting price generally equal to the $23.85 per share price multiplied by the maximum number of shares subject to the award immediately before the merger closing, subject to tax withholding, with vesting of such award to occur according to the original vesting schedule (and subject to your continued employment through each vesting date), with the “Double Trigger” severance protection described above.  A different vesting price formula applies for the 2019 LTI awards held by certain employees.

10.       I have some employee stock options that are scheduled to expire over the next few months.  What about those options?

•                  If your stock options expire prior to the merger closing date, they will not be cashed out by Infineon at the merger closing. Note that options become worthless if they are not exercised prior to their expiration date.  Therefore, if your expiration date is approaching, and your options are currently “in the money” (meaning that your exercise price is less than the current market price of Cypress stock or the merger consideration of $23.85 per share) you should consider exercising the options before they expire.

•                  Please note that if you are subject to an insider trading blackout at the time you wish to exercise your options, you will not be permitted to engage in a cashless exercise during the blackout.  In that case, you can still exercise the options but you will need to fund the exercise price (and the related tax withholding) in cash.  You will need to hold the shares until the blackout is over (or until the shares convert into $23.85 cash per share at the merger closing).  Transferring cash into your E*TRADE account may take a week or more and exercise may be prohibited within the week prior to the closing of the merger to allow for an accurate share count, so please do not wait until the last minute to consider whether to exercise your options.  Once options expire they cannot, under any circumstances, be reinstated.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the merger (the “Merger”) of a wholly owned subsidiary of Infineon Technologies AG (“Infineon”) with and into Cypress Semiconductor Corporation (which we refer to as “we,” “us,” or the “Company”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 3, 2019 (the “Merger Agreement”), by and among the Company, Infineon, and the wholly owned subsidiary of Infineon, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “expect,” “should,” “intend,” “may,” “could,” “will,” “would,” “outlook,” “future,” “trend,” “goal,” “target,” and similar expressions or expressions of the negative of these terms. These statements reflect only the Company’s current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, development, condition, state of facts, change, effect or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Infineon to obtain the necessary financing to complete the Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the Merger on the Company’s relationships, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the Merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in the Company’s relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.

Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 and Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed Merger will be submitted to the Company’s stockholders for their consideration. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF CYPRESS SEMICONDUCTOR CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, the Company’s stockholders may obtain free copies of the documents we file with the SEC through the Investors portion of the Company’s website at investors.cypress.com under the link “Financials & Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations Department by (a) mail at Cypress Semiconductor Corporation, Attention: Investor Relations, 198 Champion Ct., San Jose, CA 95134, (b) telephone at (408) 943-2600, or (c) e-mail at investorrelations@cypress.com.

The Company and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the Company’s definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders filed on March 15, 2019 with the SEC, which can be obtained free of charge from the sources indicated above.